Exhibit 1.1

WEST-CORE DRILLING, INC. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to WEST-CORE DRILLING, hereby subscribes for the purchase of the number of Common Shares indicated below of West-Core Drilling, at a purchase of $0.30 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A. INVESTMENT:	(1) Number of Shares ___________________________

(2) Total Contribution ($0.30/Share) $__________

Date of Investor's check ___________
B. REGISTRATION:

(3) Registered owner: __________________________

Co-Owner: __________________________________

(4) Mailing address: ___________________________

City, State & zip: _________________________

(5) Residence Address (if different from above):

(6) Birth Date: ______/______/______

(7) Employee or Affiliate: Yes ______ No ______

(8) Social Security: #: ______/______/______

U.S. Citizen [ ] Other [ ]

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen [ ] Other [ ]

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen [ ] Other [ ]

(9) Telephone (H) ( ) _________________________________

C. OWNERSHIP

[ ] Individual Ownership [ ] IRA or Keogh

[ ] Joint Tenants with Rights of Survivorship

[ ] Trust/Date Trust Established_____________________________

[ ] Pension/Trust (S.E.P.)

	[ ] Tenants in Common	[ ] Tenants by the Entirety

[ ] Corporate Ownership [ ] Partnership

[ ] Other_____________________________________________

D.  SIGNATURES

Registered Owner: _________________________________________

Co-Owner:         ___________________________________________

Print Name of Custodian or Trustee: ____________________________

Authorized Signature: ______________________________________

Date: ___________________________________________________

Signature: _______________________________________________

MAIL TO:

West-Core Drilling, Inc.
561b West Main
Elko, NV 89801
(775) 753-1036

____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________________

Date Accepted/Rejected _________________________________________________

Subscriber's Check Amount: ______________________________________________

Check No. ___________________ Date Check _______________________________

Deposited ____________________________________________________________

MR #________________________________________________________________

____________________________________________________________________

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.